　Exhibit 1.01

Sony Corporation Conflict Minerals Report

for the Reporting Period from January 1 to December 31, 2017

In this document, Sony Corporation and its consolidated subsidiaries are together referred to as “Sony,” “we,” or “our.”

FORWARD-LOOKING STATEMENT DISCLAIMER

This document includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including (but not limited to) statements about expected future supplier due diligence and engagement efforts and development of company systems supporting those efforts. Many of the forward-looking statements contained in this document may be identified by the use of words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimate” and “potential,” among others. These forward-looking statements are based on our expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These risks and uncertainties are difficult to predict accurately and may be beyond our control, and may include (but are not limited to) the following: regulatory changes and judicial developments relating to the Conflict Minerals Rule (as defined below); changes in or developments related to our products or our supply chain; and industry developments relating to supply chain diligence, disclosure and other practices. Other risks and uncertainties relevant to our forward-looking statements are discussed in greater detail in our reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date made, and we disclaim any obligation to update or revise these statements as a result of new developments or otherwise.

I.	Introduction

This Conflict Minerals Report has been prepared to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”) for the reporting period from January 1 to December 31, 2017. The Conflict Minerals Rule imposes certain investigation and reporting requirements if a company’s manufactured products (including products contracted to be manufactured for the company) contain one or more of the following minerals necessary to the functionality or production of the products: cassiterite, columbite-tantalite (coltan) and wolframite; their derivatives tantalum, tin and tungsten; and gold (these minerals are collectively referred to as in this Report as “3TG”). The Conflict Minerals Rule refers to these minerals as “conflict minerals” regardless of their geographic origin and whether or not they fund armed conflict. Capitalized terms which are not expressly defined in this Report have the meaning set forth in the Conflict Minerals Rule.

Sony is committed to responsible sourcing of raw materials globally in support of human rights, labor, health and safety, environment and ethics. This commitment includes our efforts to responsibly source 3TG in the supply chain for our electronics products (as defined below). Our Conflict Minerals Policy is discussed later in this report.

This Report documents our efforts relating to responsible sourcing of 3TG and is publicly available on our website at: https://www.sony.net/SonyInfo/IR/library/ConflictMineralsReport2017.pdf

Information contained on our website is not incorporated by reference into this Report or the Form SD of which it is a part.

A discussion of our overall efforts relating to responsible sourcing of 3TG is also publicly available on our website at: http://www.sony.net/SonyInfo/csr_report/sourcing/materials/.

II.	Company and Product Overview

Sony is engaged in the development, design, production, manufacture, offer and sale of various kinds of electronic equipment, instruments and devices for consumer, professional and industrial markets such as network services, game hardware and software, televisions, audio and video recorders and players, still and video cameras, mobile phones, and semiconductors. Sony’s primary manufacturing facilities are located in Asia including Japan. Sony also utilizes third-party contract manufacturers for certain products. Sony’s products and services are marketed throughout the world by sales subsidiaries and unaffiliated distributors as well as direct sales and offers via the internet. Sony is engaged in the development, production, manufacture, and distribution of recorded music and the management and licensing of the words and music of songs as well as production and distribution of animation titles, including game applications based on the animation titles. Sony is also engaged in the production, acquisition and distribution of motion pictures and television programming and the operation of television and digital networks. Further, Sony is also engaged in various financial services businesses, including life and non-life insurance operations through its Japanese insurance subsidiaries and banking operations through a Japanese internet-based banking subsidiary.

III.	Product Scoping

To help achieve our responsible sourcing goals, we designated as “Responsible Management” the relevant management within Sony who are in charge of each business unit or subsidiary and are primarily responsible for the accuracy and completeness of the 3TG minerals survey results within such business unit or subsidiary. In order to determine the scope of the reasonable country of origin inquiry (“RCOI”) for our products each year, each member of Responsible Management indicated whether 3TG are necessary to the functionality or production of any products manufactured or contracted to be manufactured in the business unit or subsidiary for which he/she is responsible (the “Scoping Process”).

Based on the result of the Scoping Process, we determined that 3TG are necessary to the functionality or production of (i) certain electronic equipment, instruments, and devices for consumer, professional and industrial markets, and (ii) game hardware products manufactured by Sony or contracted to be manufactured by Sony (collectively, our “electronics products”). All four 3TG are contained in our in-scope electronics products, although each individual in-scope electronics product does not necessarily contain each 3TG.

Following the Scoping Process, we conducted our RCOI for our electronics products in line with the process in Section IV below.

IV.	Reasonable Country of Origin Inquiry

Smelters and refiners (“SORs”) are the consolidating points for raw ore and are in the best position in the supply chain to determine the origin of the ores because the origin of ores cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or derivatives. Accordingly, to help drive responsible sourcing by SORs and further enhance traceability and transparency of the sources of 3TG, Sony is actively involved in both upstream-focused and downstream-focused multi-stakeholder initiatives, as described in this Report.

Sony does not purchase raw ore or unrefined minerals, or conduct business directly with SORs. We source our products and components from suppliers, which, in turn, source Materials (as defined below) from sub-tier suppliers. Our supply chain is extensive and complex and Sony is “downstream,” typically with many layers of suppliers positioned between ourselves and 3TG SORs and mines. Due to the complexity of our supply chain, we required our in-scope direct suppliers to provide us with information concerning the source of 3TGs in our electronics products as described in this section.

We believe that our RCOI was reasonably designed to determine whether any of the 3TG in our electronics products manufactured in 2017 (i) originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) or (ii) were from recycled or scrap sources. Also, we believe that our RCOI conforms in all material respects to the first and second steps of the “Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain” as described in Annex I (the “Five-Step Framework”) of the Organisation for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition), including its Supplements (the “OECD Guidance”), as it applies to each of the 3TGs and to Sony as a “downstream company.”

Sony maintains a procurement database, where all components, parts or materials (collectively, “Materials”) used in our electronics products are registered prior to the time of initial purchase. As the first step of our RCOI, Sony personnel reviewed the Sony procurement database to identify any relevant suppliers of Materials for our in-scope electronics products.

Our electronics products manufactured in 2017 may contain Materials whose suppliers were subject to the minerals surveys for 2014, 2015 and 2016 (the “Past Minerals Surveys”), as well as Materials that were newly registered on our procurement database after the period covered by the Past Minerals Surveys. Since any subsequent changes in supply chain information of registered Materials require new registration in the database, Sony relied on the results of the Past Minerals Surveys for the Materials whose suppliers were reviewed in the Past Minerals Surveys and which did not have any changes in supply chain information. As a result, Sony’s minerals survey for 2017 (the “2017 Minerals Survey”) focused on suppliers of Materials that were registered in our procurement database after the period covered by the Past Minerals Surveys, which included suppliers of any Materials re-registered due to changes in supply chain information. Our RCOI and due diligence information, as well as results as described in this Report, cover such suppliers and Materials.

We conducted our RCOI in line with the processes summarized below and we implemented steps one and two of the Five-Step Framework as part of our RCOI process. The headings below conform to those in the Five-Step Framework.

1.　Establish and maintain strong company management systems

A. We adopted the Sony Group Policy for Responsible Supply Chain of Minerals, as revised from Sony Group Conflict Minerals Policy, as well as our internal rules and procedures implementing the Policy (collectively, the “Policy”), to help achieve responsible sourcing of minerals, including 3TG, that are sourced in conflict affected and high-risk areas and that are high-risk for Sony from a corporate social responsibility viewpoint.

Summary of the Policy:

It is Sony’s policy to refrain from knowingly purchasing any products, components or materials that contain minerals that are sourced in conflict affected and high-risk areas and that are high-risk for Sony from a corporate social responsibility viewpoint, and that contribute to conflicts or serious human rights abuses in the chain of custody.

To ensure compliance with this policy, Sony requires our suppliers to source high-risk minerals from smelters determined to be compliant with the Responsible Minerals Assurance Process (the “RMAP”) protocols established by the Responsible Minerals Initiative (the “RMI”), or other smelters that have been determined not to be contributing to conflicts or serious human rights abuses under other trusted traceability projects. Sony exercises due diligence on the source and chain of custody of high-risk minerals in our supply chain to determine supplier compliance with our policy. We follow the OECD Guidance or other internationally recognized frameworks when conducting such due diligence for 3TG.

The Policy is publicly available on the Sony Corporation website at: http://www.sony.net/SonyInfo/csr_report/sourcing/materials/

The Policy has been communicated to our procurement personnel, to Responsible Management and to our suppliers. Our suppliers are expected to comply with the Policy and respond to our diligence survey regarding responsible sourcing of high-risk minerals. Sony requires our suppliers to source high-risk minerals from smelters determined to be compliant with the RMAP or other smelters that have been determined not to be contributing to conflicts or serious human rights abuses under other trusted traceability projects. Each such supplier is also expected to have a policy, due diligence framework and management systems consistent with the Policy to ensure that all high-risk minerals which are used in our products, components, or materials have been sourced from the smelter as stated above.

We also have incorporated the requirements of our Policy into the Sony Supply Chain Code of Conduct, which is applicable to all our electronics product suppliers and has been incorporated into separate written contracts with many of them. The Sony Supply Chain Code of Conduct is publicly available on the Sony Corporation website at http://www.sony.net/SonyInfo/csr_report/sourcing/supplychain/index.html.

B. We established a cross-functional task force to support Sony’s responsible sourcing activities, including our compliance activities associated with the Conflict Minerals Rule (the “Task Force”). Under the Policy and our internal rules and procedures implementing the Policy, the Task Force is responsible for assessing the progress of our compliance program and identifying steps to meet our compliance obligations, as well as for training other internal stakeholders on their roles and responsibilities for implementing and supporting Sony’s responsible sourcing program. Sony’s Corporate Executive Officer in charge of Procurement is also responsible for overall implementation of the Policy and our supply chain processes. The Corporate Executive in charge of Procurement, who reports to the Corporate Executive Officer in charge of Procurement, is also responsible for overseeing compliance with the Policy and our efforts toward conflict-free 3TG sourcing.

To support our compliance efforts, we also utilize the services of outside specialists, such as an accounting firm consultant and specialist outside counsel.

C. We requested our in-scope direct suppliers to fully disclose whether there are any 3TGs in the Materials supplied to us, which may include information obtained from sub-tier suppliers.

D. Sony requested all in-scope direct suppliers to comply with the Policy requirements on responsible sourcing, to fully cooperate with our due diligence efforts described in this Report, and to establish and implement their own policy and management structure to help achieve responsible sourcing of 3TG in accordance with the terms of the Policy. We provided training and/or other relevant materials to help such suppliers understand the Policy and to assist such suppliers with our due diligence and related compliance efforts.

E. We maintain a hotline to allow any interested party to voice concerns regarding the circumstances of mineral extraction, trade, handling and/or exports from conflict-affected and other high-risk areas and responded to comments we received. We also participated in industry efforts to develop specific grievance mechanisms for conflict minerals-related issues, including those of the Public-Private Alliance for Responsible Minerals Trade (“PPA”) and the RMI.

2.　Identify and assess risk in the supply chain

We surveyed all in-scope direct suppliers to determine the status of any 3TGs in Materials supplied to Sony and that were contained in products that we manufactured or contracted to have manufactured during the 2017 reporting cycle. As noted earlier in this Report, for a portion of our RCOI, we utilized the results of the Past Minerals Surveys.

We utilized the Conflict Minerals Reporting Template (“CMRT”) survey tool to collect this information and asked these suppliers to respond to the CMRT at their product level, rather than at the company level, so that we could conduct a better RCOI and due diligence on the supply chain of our products. In the CMRT, we requested the supplier to confirm whether its products contained one or more 3TG. If the product contained 3TG, we requested the supplier to identify for each such mineral: (a) the SOR where it was processed, (b) its country of origin, and (c) its mine of origin. We reviewed these CMRTs to determine whether any of the 3TG in our electronic products that were manufactured in 2017 originated in the Covered Countries or were from recycled or scrap sources and to identify the SORs of 3TG in our supply chain. We reviewed all CMRTs to validate that they were complete and to identify any contradictions or inconsistencies, including determining whether an identified entity was actually a SOR and whether the relevant Materials contained the particular minerals reported by the supplier. We worked with suppliers to secure updated responses, as necessary.

We compared the SORs identified by in-scope direct suppliers in the CMRT against the list of SOR facilities that have been validated as a RMAP conformant smelter for tantalum, tin, tungsten and gold and/or have been validated by London Bullion Market Association and/or the Responsible Jewellery Council for gold, published on the website of the RMI, a leading industry program that helps manage risk by improving supply chain transparency on conflict minerals, and also against the more detailed RCOI data provided by the RMI to its members. The RMAP uses an independent third-party audit to identify SORs that have systems in place to assure sourcing of conflict-free materials. We also screened the named SORs utilizing a third-party screening tool to help assure that none of the named SORs were included on the United States Office of Foreign Asset Control sanctions lists.

As a result of the RCOI process described earlier in this Report, we identified some of the locations of origin of the 3TG in Materials used in products that we manufactured or contracted to have manufactured in 2017, as set forth on the attached Annex I. Sony determined it had insufficient information to conclude either (i) that there was no reason to believe that any of its necessary 3TG originated in the Covered Countries, or (ii) that all of its necessary 3TG came from recycled or scrap sources. Therefore, Sony was required to conduct due diligence as described in Section V below pursuant to the Conflict Minerals Rule.

V.	Due Diligence Measures

We conducted due diligence on the source and chain of custody of 3TG in our electronics products to ascertain whether any of these 3TG originated in the Covered Countries and financed or benefited armed groups in such countries. As a downstream company typically many levels removed from the SORs, our due diligence measures, consistent with the Five-Step Framework, are necessarily based, in part, on multi-industry initiatives that engage with SORs that process the 3TG in our suppliers’ Materials. Sony also relied on its direct suppliers to provide information on the origin of any 3TG contained in the Materials that they sold to us.

1.         Design of Due Diligence Measures

Our 3TG due diligence measures have been designed to conform, in all material respects, with the Five-Step Framework. Steps one and two, which are parts of our RCOI, were addressed in Section IV.

Pursuant to the Policy and our RCOI, we determined which SORs identified in the course of our RCOI had been validated as a RMAP conformant smelter. Also, pursuant to the Policy, we reviewed all CMRTs received from suppliers and conducted a risk assessment for each such supplier.

2.         Due Diligence Performance

A. Sony requested its suppliers to source minerals from sources not known to support conflict and to exercise due diligence on the source of any 3TG contained in products they provide to Sony. We established these requirements through our Sony Supplier Chain Code of Conduct and our Policy.

Responsible Management, by him/herself or through investigators appointed by and under the oversight of Responsible Management, reviewed all CMRTs received from in-scope direct suppliers to identify 3TG sourcing and any conflict minerals risk for each such supplier. In addition to the above review, a member of the Task Force made a random check of CMRTs. The CMRTs were reviewed for specific quality control issues and red flags. Identified risks included a supplier’s failure to adopt a 3TG policy regarding responsible sourcing, failure to properly complete the CMRT, and/or identification of SORs that were not on the RMAP list.

We have implemented a remediation plan that contemplates various actions based on the identified risk. Remediation plans include contacting and directly visiting the supplier to request a response or verify the accuracy of the CMRT, identification of additional SORs from which to source 3TG, increased use of 3TG sourced from SORs participating in the RMAP, adoption of a conflict-free 3TG sourcing policy at suppliers compatible with the Policy, and/or encouragement of SORs to become conflict-free, through participation in RMAP and equivalent programs. The particular plan depends on the particular risk identified. If a supplier does not cooperate with a request and/or we do not see an improvement by such supplier, we intend to take further actions to achieve conflict-free sourcing over time, including, without limitation, cancelling the contract of a non-compliant supplier or implementing a phased-in termination of the business relationship by stopping new orders, as approved by the Corporate Executive Officer in charge of Procurement.

Based on the assessment of risks identified through our due diligence for the Past Minerals Survey, we sent a letter to each potentially non-compliant in-scope direct supplier asking for remediation of the identified risk. As a result of such request, the response rate for 2017 Minerals Survey has improved from the Past Minerals Survey. In light of the improvement, we believe that this approach is effective and we will also send a letter to in-scope direct suppliers with high risk of non-compliance identified through our due diligence for 2017 Minerals Survey, as we did last year.

Risks identified for the 2017 Minerals Survey include:

•	Failure to respond to CMRT;
•	Identification of additional SORs;
•	Failure to adopt a conflict-free sourcing policy by suppliers compatible with the Policy, including a request for review of such supplier’s policy;
•	Failure to promote the use of 3TG sourced from SORs participating in the RMAP; and
•	Failure to encourage SORs to participate in the RMAP and become validated as compliant if not already RMAP-compliant.

As a member of the RMI Smelter Engagement team, we also directly contacted all uncertified SORs identified by our direct suppliers and asked them to undergo a RMAP audit to become validated as a RMAP conformant smelter.

B. As contemplated by the OECD Guidance, Sony is a member of the RMI, an industry initiative that sponsors the RMAP, which has developed a process to trace the origin of 3TG and audits the due diligence activities of SORs. Sony obtained country of origin data for SORs through our membership in the RMI using the Reasonable Country of Origin Inquiry Data made available by the RMI for its members. In order to encourage all SORs in our supply chain to be validated as a RMAP conformant smelter, we also made a donation in 2017 to “The Initial Audit Fund” managed by the RMI, which encourages smelters to participate in the RMAP by paying for the costs of their initial audit.

In addition, Sony participates in industry-driven multi-stakeholder programs and alliances that seek to implement and/or enhance chain of custody transparency and a traceability system, identify upstream actors in the supply chain and identify and prevent or mitigate the adverse impact associated with 3TG mineral extraction in conflict-affected and other high-risk areas:

·	Sony is a financial sponsor and active participant in the PPA, an initiative spearheaded by the United States Department of State and the Agency for International Development since 2012.

·	Sony is a longstanding member of RBA, an organization devoted to improving social and environmental conditions in electronic manufacturing supply chains. The RBA has established a Code of Conduct that codifies standard expectations of electronics supply chains regarding conflict minerals. The Sony Supply Chain Code of Conduct is based on the RBA Code of Conduct.

·	Sony is a member of the Japan Electronics and Information Technology Industries Association and Trade Association’s Responsible Minerals Trade working group.

C. Sony’s Policy and other responsible sourcing information, including Sony Supply Chain Code of Conduct, are available on our external website. As required by the Conflict Minerals Rule, we file this Report, and the Form SD of which it is a part, annually with the SEC. This Report is also publicly available on our website, at https://www.sony.net/SonyInfo/IR/library/ConflictMineralsReport2017.pdf

3.         Future Efforts to Mitigate Risks in our Supply Chain and Improve Due Diligence.

With respect to suppliers that have not yet responded to our due diligence request, Responsible Management will be taking appropriate actions to secure responsible sourcing, such as visiting such suppliers directly to demand that they respond to our requests and comply with our policy, reminding such suppliers to source materials from smelters determined to be compliant with the RMAP protocols and reviewing the business relationship with suppliers that have not responded to our due diligence requests for four years in a row, which may result in cancelling the contract of such suppliers or implementing a phased-in termination of the business relationship by stopping new orders.

A discussion of our overall efforts relating to the responsible sourcing of high-risk minerals, is also publicly available on our website at:
http://www.sony.net/SonyInfo/csr_report/sourcing/materials/.

VI.	Results of Due Diligence Measures

Sony’s RCOI and due diligence on the source and chain of custody of 3TG contained in our electronics products revealed that the SORs identified by our direct suppliers fell into the categories detailed below. We compared the SORs listed below against the list of compliant and active SORs published by the RMI on its website, as of February 28, 2018 (the “Smelter Reference List”):

(i)	Our in-scope direct suppliers identified a total of 311 SORs as potential sources of 3TG in Materials supplied to Sony that were reported to be in our supply chain at some point during 2017. The country locations of the SORs that our in-scope direct suppliers identified and reported are listed in Annex II.

a.	Of those 311 SORs, 261 SORs were validated as RMAP conformant smelter or are now under the RMAP audit process. Among these 261 SORs, the number of SORs for each 3TG is as follows:

•	Gold : 146 SORs (of these SORs, 107 SORs are validated as a RMAP conformant smelter)

•	Tantalum : 40 SORs (of these SORs, 40 SORs are validated as a RMAP conformant smelter)

•	Tin : 79 SORs (of these SORs, 71 SORs are validated as a RMAP conformant smelter)

•	Tungsten : 46 SORs (of these SORs, 43 SORs are validated as a RMAP conformant smelter)

b.	Among these 261 SORs, our suppliers identified 53 SORs in our supply chain that sourced gold, tantalum and/or tin from three of the Covered Countries, but each of those smelters was listed as a RMAP conformant smelter on the RMI website.

c.	The other 50 SORs identified by our suppliers were not validated as a RMAP conformant smelter or engaged in the audit process. Due to the limited information from our in-scope direct suppliers, we were unable to verify the location of these SORs, or the country or mine of origin of the 3TG sourced from these SORs, but none of these suppliers identified any SORs that were located in or sourced from a Covered Country.

(ii)	Some in-scope direct suppliers did not identify the SORs that were the source of 3TG in the Materials they supplied to Sony (or indicate whether the 3TG came from scrap or recycled sources). Such suppliers include (a) those that did not respond or returned incomplete or inconsistent responses to the CMRT and (b) those that responded that they did not have information about the SORs

Sony’s due diligence did not reveal that any 3TG used in our electronics products was sourced from a Covered Country, except for those sourced through SORs validated as a RMAP conformant smelter, or financed or benefited armed groups in a Covered Country. However, Sony nevertheless concluded in good faith for 2017 that it lacks sufficient information to determine the location or mine of origin of all of the 3TG in our electronics products.

Based on the information at a product level provided by our in-scope direct suppliers and our own due diligence efforts, including comparing that information against the above Smelter Reference List, we believe that the SORs that may have been used to process the 3TG minerals in our in-scope products in 2017 include the SORs listed in Annex II.

Annex I

Locations of 3TG origin Sony identified based on the information provided by in-scope direct suppliers focused in the 2017 Minerals Survey are as follows:

Angola, Argentina, Armenia, Australia, Austria, Azerbaijan, Belgium, Benin, Bolivia, Brazil, Burkina Faso, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Democratic Republic of Congo, Dominican Republic, Ecuador, Egypt, Eritrea, Ethiopia, Fiji, Finland, France, Gabon, Georgia, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Ivory Coast, Japan, Kazakhstan, Kenya, Kyrgyzstan, Laos, Liberia, Madagascar, Malaysia, Mali, Mauritania, Myanmar, Mexico, Mongolia, Morocco, Mozambique, Namibia, New Zealand, Nicaragua, Niger, Nigeria, Panama, Papua New Guinea, Peru, Philippines, Portugal, Russia, Rwanda, Saudi Arabia, Senegal, Sierra Leone, Slovakia, South Africa, South Korea, Spain, Suriname, Sweden, Tanzania, Thailand, Togo, Turkey, Uganda, United States of America, United Kingdom of Great Britain and Northern Ireland, Uruguay, Uzbekistan, Venezuela, Viet Nam, Zambia, Zimbabwe

Annex II

The facilities identified by direct suppliers that may have been used to process the 3TG minerals in our electronics products include the following smelters and refiners:

・Validated as RMAP conformant smelter by the RMI

Subject Mineral	Company	Locations
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	REPUBLIC OF KOREA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	REPUBLIC OF KOREA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	REPUBLIC OF KOREA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Samduck Precious Metals	REPUBLIC OF KOREA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	REPUBLIC OF KOREA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	REPUBLIC OF KOREA
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	REPUBLIC OF KOREA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

・Not designated as RMAP compliant smelter by RMI

Subject Mineral	Company	Country
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Caridad	MEXICO
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	REPUBLIC OF KOREA
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Sai Refinery	INDIA
Gold	Samwon Metals Corp.	REPUBLIC OF KOREA

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Super Ligas	BRAZIL
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA